FOR IMMEDIATE RELEASE


              BERKSHIRE HILLS BANCORP, INC. TO ISSUE THIRD QUARTER
                      EARNINGS RELEASE ON OCTOBER 26, 2006;
           CONFERENCE CALL SET FOR OCTOBER 27, 2006 AT 10:00 A.M. (ET)


PITTSFIELD, MA, September 28, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank, today announced that it will issue its earnings release for the quarter ending September 30, 2006, at approximately 4:15 P.M. eastern time on Thursday, October 26, 2006.

The Company will conduct a post-earnings conference call at 10:00 A.M. eastern time on Friday, October 27, 2006. President and Chief Executive Officer Michael
P. Daly and Chief Financial Officer Wayne F. Patenaude will discuss highlights of the Company's third quarter financial results. Information about the conference call follows:

         Dial-in:                   1-877-407-8035
         Replay Dial-in:            1-877-660-6853
         Replay Access Codes:       Account #286; Conference ID #215330
                                    (Both are needed to access the Replay)
         Replay Dates:              October 27, 2006 at 1:00 P.M. (ET) through
                                    November 6, 2006 at 11:59 P.M. (ET)

All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. The presentation by Messrs. Daly and Patenaude will last approximately 15 minutes, followed by another 15 minutes scheduled for questions and answers.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.


                                       ###

BERKSHIRE HILLS BANCORP, INC.
WAYNE F. PATENAUDE, 413-236-3195
WPATENAUDE@BERKSHIREBANK.COM